UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	October 17, 2012

              The Marcus Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

  (414) 905-1000

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Marcus Corporation (the “Company”) held its 2012 Annual Meeting of Shareholders on October 17, 2012 (“Annual Meeting”). Set forth below is information regarding the results of the matters voted on by shareholders at the Annual Meeting.

(i)      Elect eleven directors to serve until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Stephen H. Marcus	100,518,303.803	1,069,011.966	1,983,105.000
Gregory S. Marcus	100,909,462.268	667,853.501	1,983,105.000
Diane Marcus Gershowitz	100,520,166.697	1,067,149.072	1,983,105.000
Daniel F. McKeithan, Jr.	101,131,031.680	456,284.089	1,983,105.000
Allan H. Selig	98,581,437.484	3,005,878.285	1,983,105.000
Timothy E. Hoeksema	101,057,690.484	529,625.285	1,983,105.000
Bruce J. Olson	100,458,680.333	1,128,635.436	1,983,105.000
Philip L. Milstein	101,141,011.680	446,304.089	1,983,105.000
Bronson J. Haase	100,337,767.680	1,249,548.089	1,983,105.000
James D. Ericson	101,343,992.680	243,323.089	1,983,105.000
Brian J. Stark	101,372,130.826	215,184.943	1,983,105.000

(ii)      Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes

100,211,564.763	425,975.996	949,775.010	1,983,105.000

(iii)      Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013:

Votes For	Votes Against	Abstentions

103,489,514.243	49,612.041	31,294.485

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: October 19, 2012	By	/s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer

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